QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.4

CONSENT OF DIRECTOR NOMINEE

        I hereby consent to being named in the Registration Statement on Form S-11 of Douglas Emmett, Inc., a Maryland corporation (the "Company"), and in all subsequent amendments and post-effective amendments or supplements to the Registration Statement (including the prospectus contained therein), as a director nominee of the Company. I will not become a director of the Company until after the effectiveness of the Registration Statement.

Dated:	June 15, 2006
Signature:	/s/ WILLIAM WILSON III William Wilson III

QuickLinks

  Exhibit 99.4
CONSENT OF DIRECTOR NOMINEE